Exhibit 10.1

COTT CORPORATION

AMENDMENT NO. 1 TO RESTATED EXECUTIVE INVESTMENT SHARE

PURCHASE PLAN

Pursuant to Section 10.1 of the Restated Executive Investment Share Purchase Plan (the “Plan”), the Plan is hereby amended as follows, effective December 28, 2008:

1.	Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

“3.1 Enrollment for Fiscal Year. Eligible Employees who are designated as Active Participants for a Fiscal Year shall be automatically enrolled in the Plan for such Fiscal Year as of the date of designation.”

2.	Section 3.2 of the Plan is hereby amended in its entirety to read as follows:

“3.2 Annual Performance Targets. No later than 90 days following the commencement of a Fiscal Year, each Eligible Employee will be informed in writing of his or her Annual Performance Targets for such Fiscal Year.”

3.	Except as amended herein, all provisions of the Plan will remain in full force and effect.

IN WITNESS WHEREOF, a duly authorized representative of the Human Resources and Compensation Committee has executed this Amendment No. 1 on this 25th day of February 2009.

By:	/s/ B.J. Hess
Name:	Betty Jane Hess

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